                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM T-1

                           Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                 of a Corporation Designated to Act as Trustee

               Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ______

                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)

         Illinois                                         36-1194448
(State of Incorporation)                    (I.R.S. Employer Identification No.)

               111 West Monroe Street, Chicago, Illinois  60603
                   (Address of principal executive offices)

               Judith Bartolini, Harris Trust and Savings Bank,
               311 West Monroe Street, Chicago, Illinois, 60606
                  312-461-2527 phone   312-461-3525 facsimile
          (Name, address and telephone number for agent for service)


                              Polymer Group, Inc.
                                   (Obligor)

     Delaware                                                                             57-1003983
(State of Incorporation)                                                   (I.R.S. Employer Identification No.)
   PGI Polymer, Inc.                         Delaware                                      57-0962088
   FiberTech Group, Inc.                     Delaware                                      57-0962089
   FiberGol Corporation                      Delaware                                      57-0962081
   Technetics Group, Inc.                    Delaware                                      57-0982116
   Chicopee Holdings, Inc.                   Delaware                                      57-1018373
       Chicopee, Inc.                        Delaware                                      57-1013629
         PNA Corp.                        North Carolina                                   56-1887385
     FNA Polymer Corp.                    North Carolina                                   56-1742445
       Fabrene Corp                          Delaware                                      51-0319685
     Fabrene Group LLC                       Delaware                                      57-0988766
     Fabrene Group, Inc.              Prince Edward Island, Canada                             N/A
       Poly-Bond Inc.                        Delaware                                      13-3571783
  Dominion Textile (USA) Inc.                Delaware                                      13-2865428
    DomTex Industries Inc.                   New York                                      13-5601263
     Loretex Corporation                     New York                                      13-5538600
 FabPro Oriented Polymers, Inc.              Delaware                                      57-1063695
           (Guarantor)                  (State of Incorporation)           (I.R.S. Employer Identification No.)

                              4838 Jenkins Avenue
                    North Charleston, South Carolina  29405
                   (Address of principal executive offices)

                   8 3/4% Senior Subordinated Notes due 2008
                        (Title of indenture securities)

1.   GENERAL INFORMATION. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

          Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

          The Obligor is not an affiliate of the Trustee.

3. thru 15.

          NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

        A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2. A copy of the existing by-laws of the Trustee.

        A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

     3. The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 19/th/ day of June, 1998.

HARRIS TRUST AND SAVINGS BANK


By: /s/ J. Bartolini
   ------------------------------
     J. Bartolini
     Vice President

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By: /s/ J. Bartolini
   ------------------------------
     J. Bartolini
     Vice President

EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of March 31, 1998, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                            [LOGO OF  HARRIS BANK]

                         Harris Trust and Savings Bank
                            111 West Monroe Street
                            Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on March 31, 1998, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288

                                                                                                    THOUSANDS
                                    ASSETS                                                         OF DOLLARS
Cash and balances due from depository institutions:
          Non-interest bearing balances and currency and coin..........................           $ 1,039,854
          Interest bearing balances....................................................           $   290,921
Securities:............................................................................
a.  Held-to-maturity securities                                                                   $         0
b.  Available-for-sale securities                                                                 $ 4,266,201
Federal funds sold and securities purchased under agreements to resell                            $    82,000
Loans and lease financing receivables:
          Loans and leases, net of unearned income.....................................           $ 8,726,578
          LESS:  Allowance for loan and lease losses...................................           $   101,318
                                                                                                 ------------

          Loans and leases, net of unearned income, allowance, and reserve
          (item 4.a minus 4.b)........................................................            $ 8,625,260
Assets held in trading accounts.......................................................            $   120,674
Premises and fixed assets (including capitalized leases)..............................            $   219,475
Other real estate owned...............................................................            $       699
Investments in unconsolidated subsidiaries and associated companies...................            $       120
Customer's liability to this bank on acceptances outstanding..........................            $    46,688
Intangible assets.....................................................................            $   266,411
Other assets..........................................................................            $   773,386
                                                                                                 ------------

TOTAL ASSETS                                                                                      $15,731,689
                                                                                                 ============

                                 LIABILITIES
Deposits:
  In domestic offices..........................................................................      $ 8,270,648
       Non-interest bearing....................................................................      $ 2,684,862
       Interest bearing........................................................................      $ 5,585,786
  In foreign offices, Edge and Agreement subsidiaries, and IBF's...............................      $ 1,307,928
       Non-interest bearing....................................................................      $    23,432
       Interest bearing........................................................................      $ 1,284,496
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
Federal funds purchased & securities sold under agreements to repurchase.......................      $ 3,599,510
Trading Liabilities                                                                                       74,487
Other borrowed money:..........................................................................
a.  With remaining maturity of one year or less                                                      $   471,692
b.  With remaining maturity of more than one year                                                    $         0
Bank's liability on acceptances executed and outstanding                                             $    46,688
Subordinated notes and debentures..............................................................      $   325,000
Other liabilities..............................................................................      $   386,442
                                                                                                    ------------

TOTAL LIABILITIES                                                                                    $14,482,395
                                                                                                    ============

                                EQUITY CAPITAL
Common stock...................................................................................      $   100,000
Surplus........................................................................................      $   601,026
a.  Undivided profits and capital reserves.....................................................      $   545,185
b.  Net unrealized holding gains (losses) on available-for-sale securities                           $     2,802
                                                                                                    ------------

TOTAL EQUITY CAPITAL                                                                                 $ 1,249,294
                                                                                                    ============

Total liabilities, limited-life preferred stock, and equity capital............................      $15,731,689
                                                                                                    ============

     I, Pamela Piarowski, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                               PAMELA PIAROWSKI
                                    1/30/98

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          EDWARD W. LYMAN,
          ALAN G. McNALLY,
          RICHARD E. TERRY
                                                                      Directors.